UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 6, 2024

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 S. Mill Ave., Suite 1600	Tempe	Arizona	85281
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
As previously disclosed on a Form 8-K filed by GoDaddy Inc. (the “Company”) on November 6, 2024, the Company informed Nicholas Daddario, the Company’s former Chief Accounting Officer, that his role would be impacted as part of a restructuring of the Company’s accounting department. This Form 8-K/A hereby amends the original Form 8-K filed on November 8, 2024 to supplement the disclosure contained in Item 5.02 thereto and to file the exhibit included as Item 9.01 hereto. Except as provided herein, the disclosures in the Form 8-K filed on November 8, 2024 remain unchanged.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Mr. Daddario’s employment as Chief Accounting Officer concluded on November 6, 2024, though he will continue supporting the transition of his responsibilities through December 13, 2024. On November 14, 2024, the Company and Mr. Daddario entered into a separation agreement and release (the “Separation Agreement”), which became effective on November 22, 2024 following a seven (7) day revocation period.
Pursuant to the Separation Agreement, Mr. Daddario will (i) continue in employment on paid leave of absence from December 13, 2024 through March 7, 2025 (the “Leave Period”), during which time he will continue to receive (x) his base salary, (y) coverage under health and welfare benefit plans (through the end of March 2025), and (z) continued vesting of his outstanding equity awards, (ii) receive a lump sum separation payment of approximately $261,000, equivalent to 281 days of his current base salary, (iii) be eligible to receive his annual cash bonus for fiscal year 2024 earned, if any, under the Company’s annual performance-based cash incentive program, payable in accordance with its terms in the first quarter of 2025, (iv) receive payment of COBRA premium payments through December 31, 2025, and (v) receive up to six-months of outplacement services (together, items (i) - (v) the “Severance Benefits”).
In exchange for the Severance Benefits, Mr. Daddario agreed to release all claims against the Company arising out of or in any way connected with Mr. Daddario’s employment with the Company or his separation from employment, as outlined in the Separation Agreement.
The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by reference to the Separation Agreement, a copy of which is filed with this Current Report on Form 8-K/A as Exhibit 10.1, and the terms of which are incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1	Separation Agreement and Release, dated November 14, 2024 and effective November 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	November 22, 2024	/s/ Mark McCaffrey
Mark McCaffrey
Chief Financial Officer